Contacts:
Investors: Paul Beattie at 703-312-9673 or pbeattie@fbr.com
Media: Lauren Burk at 703-469-1004 or lburk@fbr.com

      Friedman, Billings, Ramsey Group, Inc. Announces Sale of a Portion of its Shares in FBR Capital Markets Corporation

Beneficial Ownership After the Offering Will Be Approximately 53%

ARLINGTON, Va., April 10, 2007 – Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR)("FBR" or "the Company") today announced that FBR Capital Markets Corporation ("FBR Capital Markets"), a taxable REIT subsidiary of the Company, has filed a registration statement on Form S-1 with the Securities and Exchange Commission in connection with a planned initial public offering pursuant to which FBR proposes to offer and sell up to 13,512,500 shares of common stock of FBR Capital Markets that FBR beneficially owns, including shares that may be sold by FBR Group upon exercise by the underwriters of their option to sell up to an additional 1,762,500 shares to cover over-allotments, if any. Upon completion of the offering, FBR will beneficially own approximately 53% of the issued and outstanding shares of common stock of FBR Capital Markets (or approximately 50.3% in the event the underwriters exercise their over-allotment option in full).

The proposed initial public offering will be made only by means of a prospectus. Friedman, Billings, Ramsey & Co., Inc. is serving as a lead managing underwriter for the offering. A copy of the prospectus relating to these securities may be obtained when available from Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209; Attention: Syndicate Department.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet been declared effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective.

This release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Friedman, Billings, Ramsey Group, Inc. (FBR) provides investment banking*, merger and acquisition advisory services*, institutional brokerage*, asset management and private wealth services through majority ownership of FBR Capital Markets Corporation (FBR Capital Markets) subsidiary. FBR Capital Markets focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy and natural resources, financial institutions, healthcare, insurance, real estate, and technology, media and telecommunications. For the benefit of its shareholders, FBR Group also invests in mortgage-related assets and merchant banking opportunities. FBR is headquartered in the Washington, D.C. metropolitan area with offices in Arlington, VA, Boston, Dallas, Houston, Irvine, London, New York, Phoenix and San Francisco. Friedman, Billings, Ramsey Group, Inc. is the parent company of First NLC Financial Services, Inc., a non-conforming residential mortgage originator headquartered in Deerfield Beach, Florida. For more information, please visit www.fbr.com.

*Friedman, Billings, Ramsey & Co., Inc.

Forward-looking Statements

This press release contains forward-looking statements. All statements contained in this press release, which are not historical fact, may be considered forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from these forward-looking statements as a result of the risk factors described in the Company's filings with the Securities and Exchange Commission, on forms 10-K and 10-Q. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact transpire. These forward-looking statements represent the Company's judgment only as of the date of this press release. The Company does not have any intention or obligation to update these forward-looking statements.

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